Calculation of Filing Fee Tables
S-3
ENBRIDGE INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities of Enbridge Inc.	457(r)				0.0001531
Fees to be Paid	2	Other	Guarantees of Enbridge Energy Partners, L.P.	457(r)				0.0001531
Fees to be Paid	3	Other	Guarantees of Spectra Energy Partners, LP	457(r)				0.0001531
Fees to be Paid	4	Equity	Common Shares of Enbridge Inc.	457(r)				0.0001531
Fees to be Paid	5	Equity	Preference Shares of Enbridge Inc.	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a. Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fee relating to the securities that are registered and available for sale under this Registration Statement. 1.b. An indeterminate aggregate initial offering price and an indeterminate number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. 1.c. The proposed maximum offering price per security will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.

[2]	See notes 1.a., 1.b. and 1.c. 2.a. Guarantees to be issued by Enbridge Energy Partners, L.P. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee will be paid in respect of the guarantees. The guarantees will not be traded separately.

[3]	See notes 1.a., 1.b. and 1.c. 3.a. Guarantees to be issued by Spectra Energy Partners, LP. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee will be paid in respect of the guarantees. The guarantees will not be traded separately.

[4]	See notes 1.a., 1.b. and 1.c.

[5]	See notes 1.a., 1.b. and 1.c.